SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2002

(Date of earliest event reported)

U S Liquids Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13259	76-0519797
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 N. Sam Houston Parkway East, Suite 400, Houston, Texas	77060-3545
(Address of principal executive offices)	(Zip Code)

(281) 272-4500

Registrant’s telephone number, including area code

Item 5.  Other Events and Regulation FD Disclosure.

On February 25, 2002, U S Liquids Inc. issued a press release announcing earnings guidance for 2002 and preliminary results for the quarter and year ending December 31, 2001.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 26, 2002, U S Liquids Inc. hosted a conference call and webcast for analysts and investors to discuss its results for the quarter and year ending December 31, 2001 and the outlook for fiscal year 2002.  Attached as Exhibit 99.2 is certain financial information that was presented during this conference call and webcast.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

99.1                           Copy of U S Liquids Inc. February 25, 2002 Press Release.

99.2                           Certain financial information presented by U S Liquids Inc. on February 26, 2002.

                                                                                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U S LIQUIDS INC.

Date: February 26, 2002	By:	/s/ Michael P. Lawlor
Michael P. Lawlor, Chief Executive Officer